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                          DEALER MANAGER AGREEMENT

                                                  ________ __, 1998

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Dear Sirs:

     1. OFFER TO EXCHANGE. The Washington Water Power Company, a Washington corporation (the "Company"), plans to make an exchange offer to exchange up to 20,000,000 shares of its outstanding Common Stock, no par value (collectively, the "Original Securities") for Depositary Shares (the "Return Enhanced Convertible Shares" or "RECONS"), each constituting a 1/10th interest in one share of new series of Preferred Stock of the Company to be designated the $12.40 Cumulative Preferred Stock, Convertible Series L (the "New Preferred Stock") (the RECONS and the Preferred Stock are collectively referred to in this Agreement as the "New Securities") on the terms and subject to the conditions to be set forth in the Exchange Offer Prospectus relating to the New Securities and the accompanying letters of transmittal (each, a "Letter of Transmittal"). The RECONS will be evidenced by depositary receipts ("Receipts") to be issued by The Bank of New York, as Depositary (the "Depositary") under a Deposit Agreement, to be dated as of [__________________], 1998 (the "Deposit Agreement"), between the Company and the Depositary. The offer to exchange the Original Securities on the terms and subject to the conditions set forth in the Exchange Offer Prospectus and the related Letters of Transmittal (including the solicitation of tenders with respect to the Original Securities) is referred to as the "Exchange Offer".

     The New Securities will be convertible into shares of common stock, no par value, of the Company (the "Common Stock"), in accordance with the terms of the Articles of Amendment (the "Articles") to the Company's Restated Articles of Incorporation establishing the New Preferred Stock.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-4, including a prospectus relating to the New Securities. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement", and the prospectus included therein at the time the Registration Statement (or such post-effective amendment) is declared effective is referred to in this Agreement as the "Exchange Offer Prospectus." Any reference in this Agreement to the Registration Statement, any preliminary exchange offer prospectus or the Exchange Offer Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the relevant provisions of Form S-4 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary exchange offer prospectus or the Exchange Offer Prospectus, as the case may be, and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary exchange offer prospectus or the Exchange Offer Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

     The Company has also prepared and filed with the Commission an Issuer Tender Offer Statement on Schedule 13E-4 (as amended, supplemented or modified at any time, and together with the exhibits thereto, the "Schedule 13E-4") pursuant to the Exchange Act.

     2. APPOINTMENT OF DEALER MANAGER. The Company hereby appoints you as exclusive Dealer Manager, and authorizes you to act as such, in connection with the Exchange Offer. As Dealer Manager, you agree, in accordance with your customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by investment banking concerns in connection with exchange offers of like nature, including but not limited to assisting the Company in communicating the terms of the Exchange Offer and the mailing of the Exchange Offer Prospectus, the related Letters of Transmittal and other related documents to the holders of the Original Securities (the "Holders") in conjunction with Morrow & Co. Inc. (the "Information Agent") and The Bank of New York (the "Exchange Agent"). You shall act as an independent contractor in connection with the Exchange Offer with duties solely to the Company, and nothing herein contained shall constitute you as an agent of the Company in connection with the solicitation of Original Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer; PROVIDED that the Company hereby authorizes you, and/or one or more registered brokers or dealers chosen by you, to act as the Company's agent in making the Exchange Offer to residents of any jurisdiction in which such agent's designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute you as a partner of or member of a joint venture with the Company or any of its subsidiaries.

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     3.   COMPENSATION.  The Company has previously agreed in an engagement letter with you dated July 20, 1998 (the "Engagement Letter") to pay you certain fees in connection with your providing certain financial advisory services and the Dealer Manager services described herein, and the terms of the Engagement Letter regarding compensation for such services are incorporated by reference herein.

     4. NO LIABILITY FOR ACTS OF DEALERS, BANKS AND TRUST COMPANIES. You shall have no liability (in tort, contract or otherwise) to the Company or any other person for any act or omission on the part of any broker or dealer in securities (each, a "Dealer") (other than yourself) or any bank or trust company or any other person. In soliciting or obtaining tenders, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company, and you, as Dealer Manager, are not deemed the agent of the Company, any Dealer, bank or trust company or any other person.

     5. EXPENSES. In addition to your compensation for your services as Dealer Manager, the Company agrees to pay (i) all fees and expenses relating to the preparation, filing, printing, mailing and publishing of the Exchange Offer Material (as defined in Section 6), (ii) all fees and expenses incident to the preparation, issuance, execution and delivery of the New Securities,
(iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and exchange of the New Securities under state securities laws and all costs and expenses incurred in connection with the registration or qualification of the New Securities under the laws of such jurisdictions as you reasonably may designate, including filing fees and the fees and disbursements of your counsel in connection with such qualification and in connection with the preparation of any Blue Sky or Legal Investment memorandum, (iv) the fees, if any, of the New York Stock Exchange, Inc. or any other stock exchange in connection with the listing of the RECONS, (v) all fees and expenses of the Depositary, the Information Agent and the Exchange Agent appointed, or other persons rendering services, in connection with the Exchange Offer, (vi) all advertising charges approved by the Company, (vii) all customary mailing and handling fees and expenses of any Dealers, banks and trust companies in forwarding the Exchange Offer Material to their customers and (viii) all other fees and expenses in connection with the Exchange Offer. The Company also agrees to reimburse you for all reasonable fees and disbursements of your legal counsel as set forth in the Engagement Letter, and the terms of the Engagement Letter regarding reimbursement of expenses are incorporated by reference herein. All payments to be made by the Company pursuant to this Section shall be due as such expenses are incurred. The Company shall perform its obligations set forth in this Section whether or not the Exchange Offer is

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commenced or any Original Securities are exchanged for New Securities pursuant to the Exchange Offer.

     6. GENERAL AGREEMENTS. The Company authorizes you to use, and agrees to furnish you with as many copies as you may reasonably request of, each of the Exchange Offer Prospectus and the related letter of the Dealer Manager to brokers, dealers and other nominees, the letter to clients, the Letters of Transmittal, the notice of guaranteed delivery, the Registration Statement, the Schedule 13E-4, newspaper announcements, press releases and any other offering documents or materials prepared by the Company for use in connection with the Exchange Offer, and all exhibits, amendments or supplements thereto (collectively, as amended or supplemented from time to time, the "Exchange Offer Material"), without any responsibility for independent verification on your part.

     The Exchange Offer Material has been or will be prepared and approved by, and is the sole responsibility of, the Company. The Company shall, to the extent permitted by law, use its best efforts to disseminate the Exchange Offer Material to each registered Holder as soon as practicable after the Commencement Date (as defined in Section 7), pursuant to Rule 13e-4 under the Exchange Act, and shall comply with its obligations thereunder. You shall not have any obligation to cause any Exchange Offer Material to be transmitted generally to the Holders. The Company agrees that any reference to the Dealer Manager in any Exchange Offer Material or in any newspaper announcement or press release or other document or communication is subject to your prior consent.

     Prior to and during the period of the Exchange Offer, the Company will inform you promptly after any senior executive officer, senior accounting or legal officer or treasurer of the Company receives notice or becomes aware of the happening of any event, or the discovery of any fact, which such person believes would require the making of any change in any Exchange Offer Material then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

     The Company will provide you with copies of the Company's records showing the names and addresses of, and the numbers of Original Securities held by, the Holders as of a recent date, and will use its reasonable efforts to advise you from day to day during the period of the Exchange Offer as to any transfers of record of the Original Securities. The Company will advise you during each business day of all Original Securities tendered for exchange or withdrawn during the preceding business day and the names and addresses of, and the number of

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Original Securities so tendered for exchange or withdrawn by, each such tendering or withdrawing Holder. The Company will advise you of any defective tenders and of all tenders verified to be in proper form. Not later than the opening of business on the day following the Expiration Time (as defined in the Exchange Offer Prospectus), the Company will advise you of all tendered Original Securities, including the number of Original Securities either tendered in proper form, rejected for tender or being processed.

     You are authorized to communicate directly with the Depositary, the Information Agent and the Exchange Agent (and any other information agent or exchange agent designated or retained by the Company) with respect to matters relating to the Exchange Offer.

     The Company will arrange for The Bank of New York to serve as Exchange Agent in connection with the Offer and, as such, to advise you at least daily as to such matters relating to the Exchange Offer as you may request.

     You and your affiliates may continue at any time to own or trade securities of the Company or its subsidiaries (including the Original Securities) for your or their account or the account of others.

     7. REPRESENTATIONS OF ISSUER. The Company represents and warrants to you that at the date on which the Exchange Offer is commenced (the "Commencement Date") and at all times on or prior to the date of acceptance for exchange of Original Securities tendered in response to the Exchange Offer at the completion of the Exchange Offer (the "Exchange Date"):

          (a) the Registration Statement and the Exchange Offer Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Exchange Offer Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Exchange Offer Prospectus, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Exchange Offer Prospectus made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein (it is being understood and agreed by the Company and you that the only information that you will furnish to the Company in writing expressly for use therein shall be a description of your role as Dealer Manager for the Exchange Offer);

          (b) any documents filed under the Exchange Act that are incorporated or deemed to be incorporated by reference in the Exchange Offer Prospectus prior to the Exchange Date or any preliminary exchange offer prospectus, and the Schedule 13E-4 as filed under the Exchange Act, complied when so filed in all material respects with the Exchange Act, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (c) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission;

          (d) since the respective dates as of which information is given in the Registration Statement, the Exchange Offer Prospectus and the Schedule 13E-4, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Exchange Offer Prospectus; and except as set forth or contemplated in the Exchange Offer Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

          (e) the Company and each Significant Subsidiary of the Company (as defined below) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with power and authority (corporate and other) to own their properties and conduct their business as described in the Exchange Offer Prospectus, and have been duly qualified as foreign corporations for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than

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     where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (as used herein, the term "Significant Subsidiary" shall mean each of Avista Corp., Avista Energy, Pentzer Corporation, Avista Laboratories, Inc., Avista Advantage, Inc., WP International, Inc., Washington Irrigation and Development Company, WP Finance Co., WWP Receivables Corp., WWP Fiber, Altus Corporation and any other "significant subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X promulgated under the Securities
     Act);

          (f) the Company has an authorized capitalization as set forth in the Exchange Offer Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Exchange Offer Prospectus; all the outstanding shares of capital stock of the Company (including the Original Securities) and each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable; and all the outstanding shares of capital stock of each Significant Subsidiary of the Company (except in the case of foreign subsidiaries, for directors' qualifying shares and except as described in the Exchange Offer Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

          (g) each of the Engagement Letter and this Agreement has been duly authorized, executed and delivered by the Company;

          (h) the Preferred Stock has been duly authorized and, when issued in exchange for the Original Securities pursuant to the Exchange Offer, will be validly issued and fully paid and non-assessable; the issuance of the Preferred Stock will not be subject to any pre-emptive or similar rights; and the New Securities will conform to the description thereof in the Exchange Offer Prospectus;

          (i) upon issuance and delivery of the Preferred Stock in accordance with the terms of Exchange Offer, the Preferred Stock will be convertible into Common Stock in accordance with the Articles; the Common Stock issuable upon conversion of Preferred Stock has been duly authorized and reserved for issuance upon such conversion and such Common Stock, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; and the issuance of the Common Stock upon conversion of the Preferred Stock is not subject to any preemptive or similar rights;

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          (j)  the Deposit Agreement dated [_______________], 1998 between the
     Company and the Depositary has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (k) upon due issuance by the Depositary of the Receipts evidencing the RECONS against the deposit of the Original Securities in respect thereof in accordance with the provisions of the Deposit Agreement, such Receipts will be duly and validly issued and persons in whose names such Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement;

          (l) neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and exchange of the New Securities and the performance by the Company of all of the provisions of this Agreement and the consummation of the transactions contemplated herein and in the Exchange Offer Prospectus have been authorized by all necessary corporate action and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; nor will any such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties;

          (m) there are no existing or, to the best knowledge of the Company, threatened lawsuits seeking to enjoin the Exchange Offer; other

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     than as set forth or contemplated in the Exchange Offer Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Exchange Offer Prospectus which are not filed or described as required;

          (n) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Exchange Offer Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as noted therein), and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Exchange Offer Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and are based upon good faith estimates and assumptions believed by the Company to be reasonable;

          (o) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

          (p) there have been issued appropriate orders of the Washington Utilities and Transportation Commission ("WUTC"), the California Public Utilities Commission ("CPUC"), the Idaho Public Utilities Commission ("IPUC") and the Public Utility Commission of Oregon ("OPUC")

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     permitting the issuance and exchange of the New Securities on the terms set forth or contemplated herein and in the Exchange Offer Prospectus; other than such orders, no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties is required for the issue and exchange of the New Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Exchange Act and as may be required under state securities or Blue Sky Laws in connection with the exchange of the Original Securities for the New Securities by the Company;

          (q) the Company is not, and after giving effect to the consummation of the Exchange Offer will not be, an "investment company" or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

          (r) the Company and its subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations applicable to it and them in connection with the Exchange Offer;

          (s) the Original Securities have been duly authorized and validly issued and are fully paid and non-assessable, are listed for trading on the New York Stock Exchange, Inc. and are registered under Section 12(b) of the Exchange Act;

          (t)  other than as disclosed in the Exchange Offer Prospectus,
     (i) each of the Company and its Significant Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to possesses such authorizations would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any such Significant Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization that is material to the Company and its subsidiaries taken as a whole; and (iii) each of the Company and its Significant Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where noncompliance with such laws and regulations would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (u) other than as disclosed in the Exchange Offer Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (v) in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and, on the basis of such review, other than as disclosed in the Exchange Offer Prospectus, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

          (w) in connection with the Exchange Offer, the Company has complied, and will continue to comply, in all material respects with the Exchange Act and the rules and regulations thereunder, including, without limitation, Sections 10 and 13 of the Exchange Act and Rules 10b-5, 10b-18 and 13e-4 thereunder.

     8. COVENANTS OF ISSUER. The Company covenants and agrees with you as follows:

          (a) to use reasonable efforts to cause the Registration Statement to become effective at the earliest possible time and remain effective, and, if required, to file the final Exchange Offer Prospectus with the Commission within the time period specified by Rule 424(b) under the Securities Act; to file promptly the Schedule 13E-4; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Exchange Offer Prospectus and for so long as the delivery of a prospectus is required in connection with the offering of the New Securities or exchange of the Original Securities for the New Securities;

          (b) before filing any amendment or supplement to the Registration Statement or the Exchange Offer Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to you a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which you reasonably object in writing;

          (c) to make generally available to its security holders and to you as soon as practicable an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement;

          (d) to furnish copies of the Exchange Offer Prospectus to you in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as you may reasonably request and, during the period of time after the Commencement Date and prior to the Exchange Date, if any event shall occur as a result of which it is necessary to amend or supplement the Exchange Offer Prospectus in order to make the statements therein, in the light of the circumstances when the Exchange Offer Prospectus is delivered to a Holder, not misleading, or if it is necessary to amend or supplement the Exchange Offer Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to you and the Holders, such amendments or supplements to the Exchange Offer Prospectus as may be necessary so that the statements in the Exchange

     Offer Prospectus as so amended or supplemented will not, in the light of the circumstances when the Exchange Offer Prospectus is delivered to the Holders, be misleading or so that the Exchange Offer Prospectus will comply with law;

          (e) to deliver, at the expense of the Company, to you, two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein;

          (f) to endeavor to qualify the New Securities for offer and exchange under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the New Securities; PROVIDED, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, or to comply with any other requirement under this clause reasonably deemed by the Company to be unduly burdensome;

          (g) to use reasonable efforts to list, subject to notice of issuance, the RECONS on the New York Stock Exchange, Inc.;

          (h) to advise you promptly of (i) the occurrence of any event which could cause the Company to withdraw or terminate the Exchange Offer or would permit the Company to exercise any right not to exchange Original Securities tendered thereunder, (ii) any proposal or requirement to make, amend, or supplement any Exchange Offer Materials, (iii) the issuance of any comment or order or the taking of any other action by the Commission or any other agency concerning the Exchange Offer (and, in writing, will furnish you a copy thereof), and (iv) any other information relating to the Exchange Offer which you may from time to time reasonably request; and

          (i) to reserve and keep available at all times, free of preemptive or similar rights, a sufficient number of shares of Common Stock for purposes of enabling the Company to satisfy its obligations to issue Common Stock upon conversion of the Preferred Stock.

     9. CONDITIONS TO DEALER MANAGER'S OBLIGATIONS. Your obligations under this Agreement are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) Thelen Reid & Priest LLP and Paine, Hamblen, Coffin, Brooke & Miller LLP, counsel for the Company, shall have furnished to you their written opinions, dated the Commencement Date and the Exchange Date, addressing the matters set forth in Schedules Ia and Ib attached hereto;

          (b) Davis Polk & Wardwell, counsel for you, shall have furnished to you its written opinion dated the Commencement Date and the Exchange Date, addressing the matters set forth in Schedule II attached hereto;

          (c) the representations and warranties of Section 7 shall continue to be true and correct at all times up to and including the Exchange Date;

          (d) there shall have been issued and there shall be in full force and effect, appropriate orders of WUTC, CPUC, IPUC and OPUC permitting the issuance and exchange of the New Securities on the terms set forth or contemplated herein and in the Exchange Offer Prospectus;

          (e) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission;

          (f) subsequent to the execution and delivery of this Agreement and prior to the Exchange Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading,(ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (g) since the respective dates as of which information is given in the Exchange Offer Prospectus and Schedule 13E-4 there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the general affairs, business, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Exchange Offer Prospectus and Schedule 13E-4, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the Exchange Offer or the delivery of the New Securities on the Exchange

     Date on the terms and in the manner contemplated in the Exchange Offer Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Exchange Offer Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Exchange Offer Prospectus;

          (h) on the effective date of the Registration Statement, the effective date of the most recently filed post-effective amendment to the Registration Statement, if any, and the Exchange Date, Deloitte & Touche LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Exchange Offer Prospectus;

          (i) on the effective date of the Registration Statement, the effective date of the most recently filed post-effective amendment to the Registration Statement, if any, and the Exchange Date, you shall have received on and as of each such date a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to you to the effect (i) set forth in Sections 9(c),
     (d) and (e), (ii) that there has not occurred any material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement and (iii) that the Company has satisfied all the agreements and conditions required to be satisfied by it on or prior to each such date;

          (j) on the effective date of the Registration Statement, the effective date of the most recently file post-effective amendment to the Registration Statement, if any, and the Exchange Date, you shall have received a certificate of _______________ of the Company, satisfactory to you certifying (1) that he has specific knowledge relating to matters of environmental compliance and liabilities of the Company and its subsidiaries, (2) as to the matters set forth in Section 7(u) and (v) hereof and (3) as to such others matters as you may reasonably request pertaining to the Company's compliance with and liabilities under Environmental Laws; and

          (k) the Company shall have furnished to you on each of the Commencement Date and the Exchange Date, such additional certificates or other documents as are typically delivered in connection with a transaction of this type and which you may reasonably request.

     10. INDEMNIFICATION AND CONTRIBUTION. The Company and you have previously agreed in Schedule I to the Engagement Letter to certain indemnification and contribution provisions in connection with your financial advisory services and Dealer Manager services and the transactions contemplated by this Agreement and the Engagement Letter, and the terms of such Schedule I are incorporated by reference herein.

     11. TERMINATION. This Agreement may be terminated (i) by you, upon a withdrawal by you as Dealer Manager pursuant to Section 9 if one or more of the conditions provided for therein are not met and you have given the Company notice thereof, or (ii) by you or the Company, (A) if the Company determines to terminate or withdraw the Exchange Offer prior to consummation thereof or (B) if there is a good faith disagreement between you and the Company with respect to any term or condition of the Exchange Offer. This Agreement will otherwise terminate if the Commencement Date shall not have occurred on or prior to [December 31, 1998], or such later date as may be mutually agreed upon, or upon the consummation of the Exchange Offer.

     12. MISCELLANEOUS. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

          (a)  If to you:

                    J.P. Morgan Securities Inc.
                    60 Wall Street
                    New York, New York 10260
                    Attention: ______________

                    with a copy to:

                    J.P. Morgan Securities Inc.
                    60 Wall Street
                    New York, New York 10260
                    Attention: Steve M. Chaiken

                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, New York 10017
                    Attention:  Linda A. Simpson

          (b)  If to the Company:
                    The Washington Water Power Company
                    1411 East Mission Avenue
                    Spokane, Washington 99202
                    Attention: ______________

                    with a copy to:

                    J. Anthony Terrell
                    Thelen Reid & Priest LLP
                    40 West 57th Street
                    New York, New York 10019

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     The indemnity and contribution agreements incorporated by reference in
Section 10, the expense reimbursement agreements contained in Section 5 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Person (as defined in the Engagement Letter) and (iii) the completion of your services hereunder.

     This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Parties and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

     This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

                              Very truly yours,

                              THE WASHINGTON WATER POWER COMPANY


                              By:
                                  --------------------------
                                   Name:
                                   Title:

Accepted as of the date
first set forth above:

J.P. MORGAN SECURITIES INC.


By:
    --------------------------
    Name:
    Title:

                                                                     SCHEDULE Ia


                                     FORM OF OPINION

                                          of

                                THELEN REID & PRIEST LLP





                                                        __, 1998



J. P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260


Ladies and Gentlemen:

          This opinion is being delivered to you at the request of The Washington Water Power Company, a Washington corporation (the "Company"), as contemplated by Section 9(a) of the Dealer Manager Agreement, dated October __, 1998 (the "Dealer Manager Agreement"), between you and the Company relating to the proposed issuance by the Company of up to 2,000,000 shares of a new series of the Company's Preferred Stock, no par value, to be designated Preferred Stock, Convertible Series L (the "New Preferred Stocks"). As contemplated in the Dealer Manager Agreement, (a) the New Preferred Stock is to be issued and delivered to The Bank of New York, as depositary (the "Depositary") under a deposit agreement, to be dated as of _________, 1998 (the "Deposit Agreement"),
(b) up to 20,000,000 depositary shares, each constituting a one-tenth interest in one share of New Preferred Stock (the "Depositary Shares"), will be offered to holders of the Company's Common Stock, no par value (the "Common Stock"), in exchange for outstanding shares of Common Stock on a one-for-one basis (the "Exchange Offer"), and depositary receipts ("Depositary Receipts") will be delivered to tendering shareholders to evidence Depositary Shares, and (c) the New Preferred Stock will be convertible into Common Stock, the Common Stock to be issued and delivered upon such conversion being hereinafter called the "New Common Stock". Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Dealer Manager Agreement.

          The Company has filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-4 (Registration No. 333-61599) for the registration under the 1933 Act of (a) the New Preferred Stock, (b) the Depositary Shares and (c) the New Common Stock and the Rights (as hereinafter defined) appurtenant thereto. Such registration statement, as amended at the time it became effective (or at the time of effectiveness of any post-effective amendment), is hereinafter called the "Registration Statement", and the prospectus contained in the Registration Statement is hereinafter called the "Prospectus". As used herein the term "Rights" means the preferred share purchase rights issued and to be issued under the Rights Agreement, dated as of February 16, 1990, between the Company and First Chicago Trust Company of New York, as amended.

          We have examined, or are generally familiar with, the following:
(a) the Restated Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company; (b) the Engagement Letter and the Dealer Manager Agreement; (c) the Deposit Agreement; (d) the Registration Statement and (e) the documents incorporated by reference into the Registration Statement. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. We have not examined the certificates evidencing shares of the New Preferred Stock, except a specimen thereof.

          As to various questions of fact (but not as to the legal conclusions contained therein) material to the opinions set forth below, in rendering such opinions we have relied, with your permission, upon certificates of public officials, certificates of officers or other employees of the Company, representations of the Company in the Dealer Manager Agreement, and other oral or written assurances by officers or other employees of the Company. We do not serve as counsel to direct or indirect subsidiaries or affiliates of the Company, and, as to various questions relating to the activities of such subsidiaries and affiliates, we have further relied upon certificates of officers thereof.

          We have assumed, for the purposes of the opinions enumerated below, the legal conclusions set forth in paragraphs (1)(a) and (b), (2), (3), (4),
(5), (6) and (7) of the opinion of even date herewith rendered to you by Paine, Hamblen, Coffin, Brooke & Miller LLP. We have not been engaged by the Company with respect to the matters so assumed; however, during the course of such examinations as we have made for the purposes of the opinions enumerated below, nothing came to our attention which leads us to believe that such assumptions are not correct.

          Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

          (1) the Deposit Agreement constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms, except to the extent the enforcement of the Deposit Agreement may be limited by any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally, by general principles of equity (whether asserted in an action in equity or at law) and by rules of law governing specific performance, injunctive relief, foreclosure, receivership and other equitable remedies;

          (2) the Depositary Receipts, when duly executed and delivered by the Depositary against the deposit of the New Preferred Stock in accordance with the Deposit Agreement, will be validly issued and the registered holders thereof will be entitled to the rights specified therein and in the Deposit Agreement;

          (3) the execution, delivery and performance by the Company of its obligations under the Engagement Letter, the Dealer Manager Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated therein and compliance by the Company with its obligations thereunder will not (A) breach or violate the Company's Restated Articles of Incorporation, as amended, or Bylaws, as amended, or
     (B) breach or violate, or constitute a default under, (i) the Company's Mortgage and Deed of Trust dated as of June 1, 1939, to Citibank, N.A., as trustee, (ii) the Indenture, dated as of July 1, 1988, of the Company to Chemical Bank, (iii) the Indenture, dated as of April 1, 1998, of the Company to The Chase Manhattan Bank, (iv) the Lease Agreement, dated as of December 15, 1986, between the Company and IRE-4 of New York, Inc. and all agreements of the Company associated therewith, (v) the Loan Agreement, dated as of October 1, 1989, between the Company and the City of Forsyth, Rosebud County, Montana, and all agreements of the Company associated therewith, (vi) the Indenture, dated as of January 1, 1997, of the Company to Wilmington Trust Company, (vii) the Agreement for Lease and the Lease Agreement, each dated as of February 26, 1993, between the Company and WP Funding, Limited Partnership, and all agreements of the Company associated therewith, (viii) the Amended and Restated Declaration of Trust of Washington Water Power Capital I, dated as of January 23, 1997, or (ix) the Amended and Restated Declaration of Trust of Washington Water Power Capital II, dated as of June 3, 1997;

          (4) no approval, authorization, consent or other order of, or filing with, any governmental agency of the State of New York or of the United States of America is required under the respective laws of such jurisdictions in order for (i) the Engagement Letter, the Dealer Manager Agreement or the Deposit Agreement to constitute valid and binding obligations of the Company, (ii) the New Preferred Stock or the New Common Stock to be validly issued, fully paid and non-assessable, (iii) the Rights appurtenant to the New Common Stock to be validly issued or (iv) the Depositary Receipts to be validly issued or otherwise in order for the transactions contemplated by the Dealer Manager Agreement and the Registration Statement to be consummated by the Company.

          (5) the Company is not and, after giving effect to the offering and sale of the New Preferred Stock, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

          (6) the Registration Statement and Prospectus (except the financial statements and other financial and statistical data contained therein, upon which we do not pass) comply as to form in all material respects with the applicable requirements of the 1933 Act and the applicable instructions, rules and regulations promulgated thereunder; and the Registration Statement has become effective under the 1933 Act and, to the best of our knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the 1933 Act;

          (7) the documents incorporated by reference into the Registration Statement and the Prospectus, as amended or supplemented at the date of this opinion, and the Schedule 13E-4 (except the financial statements and other financial and statistical data contained therein, upon which we do not pass), when they were filed with the SEC, complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable instructions, rules and regulations promulgated thereunder; and

          (8) the statements made in the Registration Statement under the captions "Description of the RECONS", "Description of Capital Stock" and "Certain Federal Income Tax Consequences" fairly presents the information purported to be given.

          We have acted as counsel to the Company primarily with respect to general compliance with the federal securities laws and specific financing and other corporate transactions. Our engagement regarding such compliance was limited to advising the Company as to the requirements of such laws and the rules and regulations of the SEC thereunder, assisting the Company in the assessment of the materiality of particular matters brought to our attention and generally reviewing, with a view toward such compliance, drafts prepared by the Company of the documents incorporated by reference into the Registration Statement and the Prospectus. We have not acted as general counsel to the Company and have not, except for specific purposes, attended meetings of the Board of Directors of the Company, or committees thereof, or of officers of the Company; nor have we otherwise been in a position to become aware of matters not specifically brought to our attention by officers or other employees of, or other counsel to, the Company.

          Accordingly, in the course of the preparation by the Company of the Registration Statement and the Prospectus, we participated in conferences with certain officers and other employees of the Company, with other counsel for the Company, with you and your counsel, and with Deloitte & Touche LLP, the independent certified public accountants who examined the financial statements included in the Registration Statement, but we made no independent verification of the accuracy or completeness of the representations and statements made to us by the Company or the information included by the Company in the Registration Statement or the Prospectus, as amended or supplemented at the date of this opinion, and we take no responsibility therefor, except insofar as such information relates to us and as set forth in paragraphs (2) and (8) above. In passing upon the forms of the Registration Statement and Prospectus in paragraph
(6) and in rendering the opinion expressed in paragraph (7) above, we have, therefore, assumed the accuracy and completeness of such representations, statements and information, except as aforesaid.

          The nature and extent of our engagement by the Company and our participation in the preparation of the Registration Statement and the Prospectus, as so amended or supplemented, as described above, would not necessarily be adequate to bring to our attention all matters which could be deemed material or to enable us to make a valid assessment of the materiality of such matters as were brought to our attention.

          However, during the course of our examination of the Registration Statement and the Prospectus, as so amended or supplemented, and our participation in the above-mentioned conferences, nothing came to our attention which gives us reason to believe that (A) when the Registration Statement became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of the date of this opinion, the Prospectus, as so amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we do not express any belief as to any financial statements or other financial or statistical information, data or computations contained in the Registration Statement or the Prospectus, as so amended or supplemented; or (B) there exist any material contracts which are required to be filed as exhibits to the Registration Statement which have not been so filed.

          The opinions enumerated above are limited to the laws of the State of New York and the federal law of the United States of America (excluding therefrom principles of conflicts of laws and state securities or blue sky laws). To the extent that such opinions relate to or are dependent upon matters governed by the laws of other States, they are based upon the assumptions set forth above or otherwise upon the legal conclusions set forth in the aforesaid opinions of Paine, Hamblen, Coffin, Brooke & Miller LLP. For purposes of the opinion expressed in paragraph (3) above, we have assumed that any document referred to therein which is not stated to be governed by the law of the State of New York would be enforced as written.

          This opinion is not being delivered for the benefit of, nor may it be relied upon by, the holders of the New Preferred Stock, the New Common Stock or the Depositary Receipts or any other party to which it is not specifically addressed or to which reliance is not expressly permitted hereby.


                              Very truly yours,



                              THELEN REID & PRIEST LLP

                                                                     SCHEDULE Ib


                                FORM OF OPINION

                                      of

                  PAINE, HAMBLEN, COFFIN, BROOKE & MILLER LLP

                                                               ________ __, 1998

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Dear  Ladies and Gentlemen:

     This opinion is being delivered to you at the request of the Washington Water Power Company, a Washington corporation (the "Company") pursuant to
Section 9(a) of the Dealer Manager Agreement, dated October __, 1998 (the "Dealer Manager Agreement"), between you and the Company relating to the proposed issuance by the Company of up to 2,000,000 shares of a new series of the Company's Preferred Stock, no par value, to be designated Preferred Stock, Convertible Series L (the "New Preferred Stock"). As contemplated in the Dealer Manager Agreement, (a) the New Preferred Stock is to be issued and delivered to The Bank of New York, as depositary (the "Depositary") under a deposit agreement, to be dated as of ___________, 1998 (the "Deposit Agreement"), (b) up to 20,000,000 depositary shares, each constituting a one-tenth interest in one share of New Preferred Stock (the "Depositary Shares"), will be offered to holders of the company's Common Stock, no par value (the "Common Stock"), in exchange for outstanding shares of Common Stock on a one-for-one basis (the "Exchange Offer"), and depositary receipts ("Depositary Receipts") will be delivered to tendering shareholders to evidence Depositary Shares, and (c) the New Preferred Stock will be convertible into Common Stock, the Common Stock to be issued and delivered upon such conversion being hereinafter called the "New Common Stock". Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Dealer Manager Agreement.

     The Company has filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-4 (Registration No. 333-61599) for the registration under the 1933 Act of (a) the New Preferred Stock, (b) the Depositary Shares and (c) the New Common Stock and the Rights (as hereinafter defined) appurtenant thereto. Such registration statement, as amended at the time it became effective or at the time of effectiveness of any post-effective amendments thereto, is hereinafter called the "Registration Statement", and the prospectus contained in the Registration Statement is hereinafter called the "Prospectus". As used herein the term "Rights" means the preferred share purchase rights issued and to be issued under the Rights Agreement, dated as of February 16, 1990, between the Company and First Chicago Trust Company of New York, as amended.

     We have examined, or are generally familiar with, the following: (a) the Restated Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company; (b) the Engagement Letter and the Dealer Manager Agreement;
(c) the Deposit Agreement; (d) a Certificate of Existence/Authorization issued by the Secretary of State of the State of Washington, a Certificate of Corporate Status issued by the Secretary of State of the State of Idaho, a Certificate of Authorization issued by the Secretary of State of the State of Montana, a Certificate of Authorization issued by the Secretary of State of the State of Oregon, and a Certificate of Status of Foreign Corporation issued by the Secretary of State of the State of California, (e) the relevant orders of the Washington Utilities and Transportation Commission ("WUTC"), the California Public Utilities Commission (the "CPUC"), the Idaho Public Utilities Commission (the "IPUC") and the Public Utility Commission of Oregon (the "OPUC"); (f) the Registration Statement); and (g) the documents incorporated by reference in the Registration Statement, (the "Incorporated Documents"). We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. We have not examined the certificates evidencing the shares of the New Preferred Stock, except a specimen thereof.

     As to various questions of fact (but not as to the legal conclusions contained therein) material to the opinions set forth below, in rendering such opinions we have relied, with your permission, upon certificates of public officials, certificates of officers or other employees of the Company, representations contained in the Dealer Manager Agreement, and other oral or written assurances by officers or other employees of the Company.

     We have represented the Company in connection with the matters described herein and we have acted as counsel to the following subsidiaries; Avista Corp., Avista Laboratories, Inc., Avista Advantage, Inc., WP International, Inc., Washington Irrigation and Development Company, and WP Finance Co.; Avista Energy, Inc.; WWP Fiber, Inc.; and WWP Receivables Corp. In such capacity, we represent the Company and such subsidiaries other than Avista Energy, Inc.
on various matters referred to us by them.  We represent Avista Energy, Inc.
on certain specific matters referred to us by it (primarily with respect to energy purchase and sale transactions), but not on all matters. We do not act as counsel to other direct or indirect subsidiaries and affiliates of the Company.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the due authorization, execution and delivery of all documents by all parties thereto other than the Company.

     As used in this opinion, the expression "to the best of our knowledge after reasonable inquiry with respect thereto" means that, after an examination of the documents made available to us by the Company and after inquiries of officers or employees of the Company, we find no reason to believe that the opinions expressed herein are factually inaccurate; beyond that, however, we have not made an independent factual investigation for the purpose of rendering this opinion.

     Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

          (1)(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company's following subsidiaries; Avista Corp.; Avista Laboratories, Inc.; Pentzer Corporation; Avista Energy, Inc.; Avista Advantage, Inc.; WP International, Inc.; WP Finance Co.; Washington Irrigation and Development Company; WWP Fiber, Inc.; and WWP Receivables Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington; these subsidiaries, with the exception of Pentzer Corporation, will be referred to hereinafter as the "Designated Subsidiaries" or as a "Designated Subsidiary."

                    Each Designated Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect upon such subsidiary.

               (b) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; provided, however, that in passing upon the valid issuance of and full payment for shares of Common Stock issued pursuant to offerings specifically made to shareholders, directors or officers and other employees of the Company, we have necessarily assumed that the certificates therefor have been duly countersigned and registered by a transfer agent and registrar and that upon, the issuance thereof, the Company received the full consideration therefor authorized by the Board of Directors of the Company.

               (c) The Company has adequate corporate powers and has all material required licenses, permits, approvals and authorizations to own, lease and operate its properties and to transact its business in such states as are described in the Registration Statement and the Incorporated Documents and, to the best of our knowledge after reasonable inquiry with respect thereto, is in material compliance with all laws and regulations relating to the conduct of its business in such states as are described in the Registration Statement and the Incorporated Documents. The Company has adequate corporate powers to execute and deliver, and perform its obligations under, the Engagement Letter, the Dealer Manager Agreement and the Deposit Agreement and to consummate the transactions contemplated thereby. The Company's Designated Subsidiaries have all material required licenses, permits, approvals and authorizations to own, lease and operate their properties and to transact their business as described in the Registration Statement and the Incorporated Documents and, to the best of our knowledge after reasonable inquiry with respect thereto, are in material compliance with all laws and regulations relating to the conduct of its business in such states as are described in the Registration Statement and the Incorporated Documents. Except as described in the Registration Statement and the Incorporated Documents, the Designated Subsidiaries have not received any actual notice of any proceeding relating to revocation or modification of any approval or authorization which would have a material adverse impact upon the conduct of each such Designated Subsidiary.

               (d) The outstanding shares of the common stock of each of the Company's Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or indirectly, free of any liens, encumbrances or security interests therein.

          (2) The WUTC, CPUC, IPUC and OPUC have entered appropriate orders (the "Commission Orders") authorizing (a) the issuance and delivery by the Company of the New Preferred Stock pursuant to the Exchange Offer and
     (b) the issuance and delivery by the Company of the New Common Stock and the Rights appurtenant thereto upon the conversion of the New Preferred Stock; each of the Commission Orders, to the best of our knowledge after reasonable inquiry with respect thereto, remains in full force and effect on the date of this opinion; and no further approval, authorization, consent or other order of, or filing with, any governmental agency of the States of Washington, California, Idaho, Montana and Oregon is legally required for the authorization of the execution, delivery or performance by the Company of the Dealer Manager Agreement or the Deposit Agreement or in order for the Dealer Manager Agreement or the Deposit Agreement to constitute valid and binding obligations of the Company, the authorization of the issuance and delivery by the Company of the New Preferred Stock or in order for the New Preferred Stock to be validly issued and delivered fully paid and non-assessable, the authorization of the issuance and delivery of the New Common Stock and the Rights appurtenant thereto upon the conversion of the New Preferred Stock, or in order for the New Common Stock to be validly issued and delivered, or in order for such Rights to be validly issued, or in order for the Depositary Receipts to be validly issued or in order for the transaction contemplated by the Dealer Manager
     Agreement and the Prospectus to be consummated by the Company.

          (3) The Dealer Manager Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company.

          (4) The issuance and delivery of the New Preferred Stock pursuant to the Exchange Offer, and the issuance and delivery of the New Common Stock and the Rights appurtenant thereto upon the conversion of the New Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company; the shareholders of the Company have no preemptive rights to subscribe for any shares of such stock; and the Company's capital stock and the Rights conform to the descriptions thereof in the Registration Statement.

          (5) When (a) the Articles of Amendment have been filed with the Secretary of State of the State of Washington and (b) certificates representing shares of the New Preferred Stock have been (i) countersigned and registered by a transfer agent and registrar, (ii) issued pursuant to the Exchange Offer as contemplated in the Registration Statement and
     (iii) delivered under the Deposit Agreement, the New Preferred Stock will be validly issued, fully paid and non-assessable.

          (6) The New Preferred Stock is convertible into the Common Stock as provided in the Articles of Amendment; 25,000,000 shares of the New Common Stock have been reserved for issuance upon conversion, and, upon such conversion, the New Common Stock will be validly issued, fully paid and non-assessable and the Rights appurtenant thereto will be validly issued.

          (7) The execution, delivery and performance by the Company of its obligations under the Engagement Letter, the Dealer Manager Agreement and the Deposit Agreement, and the issuance and delivery by the Company of the New Preferred Stock pursuant to the Exchange Offer, and the issuance and delivery by the Company of the New Common Stock and the Rights appurtenant thereto upon the conversion of the New Preferred Stock and the consummation by the Company of the transactions contemplated therein and in the Prospectus and compliance by the Company with its obligations thereunder have been authorized by all necessary corporate action and will not
     (A) breach or violate the Company's Restated Articles of Incorporation, as amended, or Bylaws, as amended, or (B) breach or violate, or constitute a default under, (i) any applicable law or statute or order of any court or governmental agency of such States having jurisdiction over the Company or any of its properties which is material to the Company or (ii) any contract, indenture, mortgage, agreement or other instrument to which the Company or any of the subsidiaries is a party or to which any of its properties is subject and which is listed as an exhibit to any of the Incorporated Documents, except that we express no opinion as to any such contract, indenture, mortgage, agreement or other instrument which is addressed in the separate opinion to you of Thelen Reid & Priest LLP.

          (8) To the best of our knowledge after reasonable inquiry with respect thereto, except as described in the Registration Statement, the Prospectus or the Incorporated Documents, there are no legal or governmental investigations, actions, suits or proceedings, either pending or threatened, which arise out of, threaten against or affect the operations of the Company or any Designated Subsidiary in the States of Washington, California, Idaho, Montana or Oregon to which the Company is a party or to which the Company or any Designated Subsidiary or any of its properties are subject and which are material to the Company, other than ordinary, routine legal or governmental proceedings incidental to the kind of business conducted by the Company, which if determined adversely to the Company or any Designated Subsidiary could not individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the business of the Company and its subsidiaries, taken as a whole. There are no existing or, to the best of our knowledge after reasonable inquiry with respect thereto, threatened lawsuits seeking to enjoin the Exchange offer.

          (9) The descriptions of legal or governmental proceedings contained in Item 8 (Note 17) of the Annual Report on Form 10-K for the year ended December 31, 1997 and Note 5 of the Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998 are fair and accurate descriptions thereof in all material respects.

     As noted above, and we represent the Company and the subsidiaries named herein on specific matters referred to us. Our involvement in the preparation of the Registration Statement, the Prospectus and the Incorporated Documents was limited to generally reviewing drafts thereof prepared by the Company or other counsel to the Company and to participating in the conferences referred to below. However, we have not been engaged to make the ultimate determination of materiality for purposes of, or to determine the wording and degree of disclosure contained in, the Registration Statement, the Prospectus or the Incorporated Documents; we have not been engaged to advise the Company with respect to compliance with securities laws; and we have not otherwise acted as securities law counsel to the Company.

     Accordingly, in such capacity during the course of the preparation by the Company of the Registration Statement, the Prospectus and the Incorporated Documents, we have participated in conferences with certain officers and other employees of the Company, with other counsel for the Company, with you and your counsel, and with Deloitte & Touche LLP, the independent certified public accountants who examined the financial statements included in the Registration Statement, the Prospectus and the Incorporated Documents, but we have made no independent verification of the accuracy or completeness of the representations and statements made to us by the Company or the information included by the Company in the Registration Statement, the Prospectus or the Incorporated Documents, and we take no responsibility therefor, except as specifically set forth herein and insofar as such information relates to us.

     The nature and extent of our engagement by the Company and our participation in the above-mentioned conferences, as described above, would not necessarily be adequate to bring to our attention all matters which could be deemed material or to enable us to make a valid assessment of the materiality of such matters as were brought to our attention or of the wording and degree of disclosure contained in the Registration Statement, the Prospectus or the Incorporated Documents.

     However, during the course of our examination of the Registration Statement, the Prospectus and the Incorporated Documents and our participation in the above-mentioned conferences, nothing came to our attention which gives us reason to believe that, when the Registration Statement became effective, the Registration Statement, the Prospectus and the Incorporated Documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that, as of the date of this opinion, the Prospectus, as then amended or supplemented, and the Incorporated

Documents contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we do not express any belief as to any financial statements or other financial or statistical information, data or computations contained in the Registration Statement, the Prospectus or the Incorporated Documents, or as to any specific sections contained within the Registration Statement or the Prospectus other than the sections entitled "The Company" and "Description of Capital Stock" insofar as such descriptions relate to Washington law and Part II of the Registration Statement.

     The opinions expressed above are limited to the laws of the States of Washington, California, Idaho, Montana and Oregon (excluding therefrom principles of conflicts of laws, state securities or blue sky laws, laws of political subdivisions of such States and the federal law of the United States of America). For purposes of the opinion expressed in paragraph (7) above, we have assumed that any document referred to therein which is not stated to be governed by the laws of the States of Washington, California, Idaho, Montana and Oregon would be enforced as written.

     This opinion is limited to the opinions and confirmations expressed above, and no additional opinions or confirmations are to be implied or inferred. Without limiting the generality of the foregoing, it is specifically understood that we express no opinion or confirmation as to whether the Engagement Letter, the Dealer Manager Agreement, the Deposit Agreement or related documents constitute legal, valid and binding obligations, enforceable in accordance with their terms.

     This opinion is being delivered as of this date solely in connection with the Exchange offer for the benefit of the addressee hereof. Davis Polk & Wardwell is hereby also authorized to rely upon this opinion in connection therewith as if it were addressed to them. This opinion is not being delivered, nor may it be relied upon, for any other purpose; this opinion is not being delivered for the benefit of, nor may it be relied upon by, the holders of the New Preferred Stock, the New Common Stock or the Depositary Receipts or any other party to which it is not specifically addressed or to which reliance is not expressly permitted hereby; and this opinion is not to be used, delivered, circulated, quoted or otherwise referred to except as expressly permitted hereby.

     This opinion is given as of the date hereof, without any obligation upon us to update this opinion or to advise the addressees hereof or any other party of any changes in circumstances or laws that may hereafter be brought to our attention or occur which may affect this opinion.

                                       Very truly yours,

                                       PAINE, HAMBLEN, COFFIN,
                                           BROOKE & MILLER LLP

                                                                     SCHEDULE II


     Capitalized terms used in this Schedule II and not defined herein shall have the meanings ascribed thereto in the Dealer Manager Agreement to which this Schedule II is appended.

                     OPINION OF COUNSEL TO DEALER MANAGER

       (i) the Dealer Manager Agreement has been duly authorized, executed and delivered by the Company;

      (ii) the Deposit Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (iii) upon due issuance by the Depositary of the Receipts evidencing the RECONS against the deposit of the Original Securities in respect thereof in accordance with the provisions of the Deposit Agreement, such Receipts will be duly and validly issued and persons in whose names such Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement; and

      (iv) such counsel believes that the Registration Statement and the Exchange Offer Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules or other financial or statistical information data or computations therein, as to which such counsel need express no belief) comply as to form in all material respects with the requirements of the Securities Act and believes that (other than the financial statements and related schedules or other financial or statistical information data or computations therein, as to which such counsel need express no belief) the Registration Statement and the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Exchange Offer Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.